UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 2, 2010

Date of Report (Date of earliest event reported)

ACTEL CORPORATION

(Exact name of registrant as specified in its charter)

California	000-21970	77-0097724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2061 Stierlin Court Mountain View, California 94043-4655

(Address of principal executive offices, including zip code)

(650) 318-4200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on October 2, 2010, Actel Corporation, a California corporation (“Actel”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Microsemi Corporation, a Delaware corporation (“Microsemi”), and Artful Acquisition Corp., a California corporation and a wholly owned subsidiary of Microsemi (“Purchaser”), pursuant to which, and upon the terms and subject to the conditions thereof, Purchaser commenced a cash tender offer on October 4, 2010, to acquire all of the issued and outstanding shares of Actel’s common stock, par value $0.001 per share (“Common Stock”), including the associated preferred stock purchase rights (the “Rights”) issued in connection with and subject to the Preferred Stock Rights Agreement, dated as of October 17, 2003, as amended, by and between Actel and Wells Fargo Bank N.A. (which Rights, together with the shares of Common Stock, are hereinafter collectively referred to as “Shares”), or such reduced amount of Shares as described therein, at a price of $20.88 per Share, net to the holder thereof in cash, without interest and subject to any applicable withholding taxes (such amount, the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 4, 2010 (as amended or supplemented, the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase, constitute the “Offer”).

Following the expiration of the initial offering period of the Offer at 12:00 midnight, New York City time, on Monday, November 1, 2010, Purchaser accepted for payment approximately 23.1 million Shares, representing approximately 87.9% of the then-outstanding Shares. In addition, the depositary for the Offer advised that Purchaser received commitments to tender approximately 860,000 additional Shares in the Offer pursuant to guaranteed delivery instructions prior to the expiration of the Offer. Purchaser accepted for payment all Shares validly tendered and not properly withdrawn prior to the expiration of the Offer in accordance with the terms and subject to the conditions of the Offer. Based on the per Share consideration of $20.88 and the number of Shares validly tendered and accepted for payment (including Shares tendered by notice of guaranteed delivery) at the expiration of the Offer, as of November 2, 2010, the value of the Shares purchased by Purchaser in connection with the Offer was approximately $500 million. The funds used to purchase the Shares were provided by Microsemi from cash on hand and a credit facility.

On November 2, 2010, in accordance with the terms and subject to the conditions set forth in the Merger Agreement, Microsemi exercised its top-up option (the “Top-Up Option”) to purchase newly issued Shares, and accordingly, Actel issued 7,000,000 Shares (the “Top-Up Shares”) to Purchaser, at a price per Share equal to the Offer Price. Purchaser paid for the Top-Up Shares by delivery of cash and a promissory note.

Following the exercise of the Top-Up Option, pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Purchaser was merged with and into Actel (the “Merger”) on November 2, 2010, in accordance with the short-form merger procedures under the California General Corporation Law (the “CGCL”), which allow for the completion of the Merger without a vote or any further action by the shareholders of Actel. In connection with the Merger, each outstanding Share not tendered in the Offer (other than Shares held by Actel, Microsemi, Purchaser or their respective subsidiaries, and Shares held by shareholders who properly demand and perfect their dissenters’ rights under the CGCL) was converted into the right to receive an amount equal to the Offer Price, upon the terms and subject to the conditions set forth in the Merger Agreement. Following the consummation of the Merger, Actel continued as the surviving corporation and a wholly owned subsidiary of Microsemi.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 2, 2010, in connection with the Merger, Actel notified The NASDAQ Stock Market LLC (“NASDAQ”) of its intent to remove its Common Stock from listing on The NASDAQ Global Market and requested that NASDAQ file a delisting application with the Securities and Exchange Commission (“SEC”) to delist and deregister its Common Stock. On November 2, 2010, NASDAQ filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister Actel’s Common Stock. Actel will file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of its Common Stock and the suspension of its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.02	Unregistered Sales of Equity Securities.

In order to complete the Merger, on November 2, 2010, in accordance with the terms and subject to the conditions set forth in the Merger Agreement, Microsemi exercised its Top-Up Option to purchase newly issued Shares, and accordingly, Actel issued 7,000,000 Shares, at a price per Share equal to the Offer Price. Purchaser paid for the Top-Up Shares by delivery of $7,000 in cash and a $146,153,000 promissory note, in form and substance reasonably satisfactory to the Company, which promissory note will become due and payable in full with all accrued interest upon November 2, 2011.

Actel offered and sold the Top-Up Shares as a private placement pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). Actel relied on the representations made by Purchaser that it was an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act and the fact that the offer and sale of the Top-Up Shares was a transaction by an issuer not involving a public offering.

Item 3.03	Material Modification to Rights of Security Holders.

At the effective time of the Merger, each issued and outstanding Share (other than Shares held by Actel, Microsemi, Purchaser or their respective subsidiaries, and Shares held by shareholders who properly demand and perfect their dissenters’ rights under the CGCL) was converted into the right to receive an amount equal to the Offer Price, upon the terms and subject to the conditions set forth in the Merger Agreement. At the effective time of the Merger, holders of Shares ceased to have any rights as holders of Shares (other than their right to receive the Offer Price upon the terms and subject to the conditions of the Merger Agreement) and, accordingly, no longer have any interest in Actel’s future earnings or growth.

Item 5.01	Changes in Control of Registrant.

The information contained in Items 2.01 and 3.02, above, is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger on November 2, 2010, all of the members of the board of directors of Actel immediately prior to the effective time of the Merger resigned as directors of Actel and all of the members of the board of directors of Purchaser immediately prior to the effective time of the Merger became members of the board of directors of Actel. In addition, at the effective time of the Merger, the officers of Purchaser immediately prior to the effective time of the Merger became the officers of Actel.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 2, 2010, in connection with the Merger, Actel’s articles of incorporation were amended and restated (the “Amended Charter”) in their entirety to conform substantially to Purchaser’s articles of incorporation as in effect immediately prior to the effective time of the Merger, except that the indemnification provisions were amended to give effect to the exculpation, indemnification and advancement of expenses provisions in Actel’s existing articles of incorporation. Also on November 2, 2010, in connection with the Merger, the bylaws of Actel were amended and restated (the “Amended Bylaws”) in their entirety to conform substantially to Purchaser’s bylaws as in effect immediately prior to the effective time of the Merger. The Amended Charter and the Amended Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation of Actel Corporation

3.2	Amended and Restated Bylaws of Actel Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTEL CORPORATION

Dated: November 4, 2010	By:	/S/ JOHN W. HOHENER
John W. Hohener
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation of Actel Corporation

3.2	Amended and Restated Bylaws of Actel Corporation